                            SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

| | Preliminary Proxy Statement

| | Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

|X| Definitive Proxy Statement

| | Definitive Additional Materials

| | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                                  ABIOMED, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

| | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  ------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  ------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  ------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  ------------------------------------------------------------

         5)       Total fee paid:

                  ------------------------------------------------------------

| | Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  ------------------------------------------------------------

         3)       Filing Party:

                  ------------------------------------------------------------

         4)       Date Filed:

                  ------------------------------------------------------------

                                  ABIOMED, INC.
                         TO BE HELD ON NOVEMBER 5, 2002

         The Annual Meeting of Stockholders of ABIOMED, Inc. will be held on November 5, 2002 at 8:00 a.m. at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts, for the following purposes:

         1. To elect two Class I directors, each to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

         2. To consider and act upon any other matter which may properly come before the Annual Meeting or any adjourned session thereof.


         The Board of Directors has fixed the close of business on September 13, 2002 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only stockholders of record at the close of business on September 13, 2002 will be entitled to vote at the Meeting or any adjournments thereof.



                                         By Order of the Board of Directors

                                         /s/ PETER W. COOGAN

                                         PETER W. COOGAN, Secretary



Boston, Massachusetts
October 2, 2002



                             YOUR VOTE IS IMPORTANT


TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                                  ABIOMED, INC.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 5, 2002

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of ABIOMED, Inc., a Delaware corporation with its principal executive offices at 22 Cherry Hill Drive, Danvers, Massachusetts 01923 (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts on November 5, 2002 and at any adjournment or adjournments thereof (the "Meeting").

         The cost of the solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about October 4, 2002.

         The Company has fixed the close of business on September 13, 2002 as the record date ("Record Date") for the Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding and entitled to vote 20,981,587 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. The Company's by-laws require that a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Abstentions and broker non-votes will be counted as present or represented for purposes of determining the existence of a quorum. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         Proposal No. 1 (election of Directors) requires the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote thereon, provided a quorum is present. Abstentions and broker non-votes will not be included in calculating the number of votes cast on Proposal 1. Votes will be tabulated by American Stock Transfer & Trust Company, the Company's transfer agent. The vote on each matter submitted to stockholders will be tabulated separately.

         THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEES FOR DIRECTORS (PROPOSAL NO. 1). IF ANY OTHER MATTERS SHALL PROPERLY COME BEFORE THE MEETING, THEY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

         The Company's Annual Report to Stockholders and annual report on Form 10-K, as amended, for the fiscal year ended March 31, 2002, including financial statements audited by PricewaterhouseCoopers LLP, are being mailed to each of the stockholders simultaneously with this proxy statement.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         At the Meeting, two Class I directors are to be elected to serve for a term of three years, until the 2005 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Messrs. David M. Lederman and Desmond H. O'Connell, Jr. have been nominated by the Board of Directors for election as directors. Both of these nominees are currently serving as directors of the Company.

         If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and the Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. The Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

INFORMATION ON NOMINEES AND DIRECTORS

         Set forth below is certain biographical information with respect to the nominees, including the year in which the nominee's term would expire, if elected, and with respect to each of the Class II and Class III directors whose terms will continue after the Meeting. The nominees for Class I directors are indicated by an asterisk.

                                                                                                            YEAR TERM
                                                                                           DIRECTOR        EXPIRES, IF
            NAME                     AGE                   POSITION                         SINCE       ELECTED, AND CLASS
            ----                     ---                   --------                        --------     ------------------
*David M. Lederman, Ph.D........     58    Chairman of the Board of Directors,               1981          2005-Class I
                                           President and Chief Executive Officer

*Desmond H. O'Connell, Jr.......     66    Director                                          1995          2005-Class I

John F. O'Brien.................     59    Director                                          1989          2003-Class II

Henri A. Termeer................     56    Director                                          1987          2003-Class II

W. Gerald Austen, M.D...........     72    Director                                          1985          2004-Class III

Paul B. Fireman.................     58    Director                                          1987          2004-Class III


         DR. DAVID M. LEDERMAN founded the Company in 1981 and has served as Chairman of the Board and Chief Executive Officer since that time. He has also served as President of ABIOMED for the majority of the time. He was Chairman of the Medical Research Group at the Everett Subsidiary of Avco Corporation, which he joined in 1972. Dr. Lederman conceived and originated the BVS development program and the design and development of the ventricles and valves that are integral to the AbioCor(TM)implantable replacement heart. He holds various degrees in Physics and Engineering, including a Ph.D. degree in Aerospace Engineering from Cornell University.

         MR. DESMOND H. O'CONNELL, JR. has served as Director of the Company since 1995. He is currently the Chairman and a Director of Serologicals Corporation and is also an independent management consultant. From December 1992 until December 1993, he served as the Chairman, Management Committee, of Pharmakon Research International, Inc. During 1991, he briefly served as Chairman of the Board and Chief Executive Officer of Osteotech, Inc. Mr. O'Connell was with the BOC Group, PLC in senior management positions from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Officer of BOC Health Care. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various positions at Baxter Laboratories, Inc., including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell had been a Director of Chryslais International Corporation from 1991 through May 1999.

         MR. JOHN F. O'BRIEN has served as a Director of the Company since 1989. Since August 1989 he has been the President and Chief Executive Officer and a Director of First Allmerica Financial Life Insurance Company (formerly State Mutual Life Assurance Company of America). Since January 1995 he has been President, Chief Executive Officer and a Director of Allmerica Financial Corporation. Mr. O'Brien is also Chairman of the Board and a Director of Allmerica Property & Casualty Companies, Inc. and a Trustee and Chairman of the Board of Allmerica Securities Trust and Allmerica Investment Trust. From 1972 until 1989, Mr. O'Brien was employed by Fidelity Investments in various capacities, including as Group Managing Director of FMR Corp. Mr. O'Brien is also a Director of Cabot Corporation and TJX Companies, Inc.

         MR. HENRI A. TERMEER has served as a Director of the Company since 1987. Mr. Termeer has served as President and a Director of Genzyme Corporation since 1983, as its Chief Executive Officer since 1985, and as its Chairman of the Board since 1988. Mr. Termeer is also a past Chairman and a current Director of the Board of Genzyme Transgenics Corporation. He is also a Director of AutoImmune, Inc., GelTex Pharmaceuticals, Inc. and Diacrin, Inc. and serves as a Trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors.

         DR. W. GERALD AUSTEN, M.D., has served as a Director of the Company since 1985. Since 1974 he has been the Edward D. Churchill Professor of Surgery at Harvard Medical School and at Massachusetts General Hospital. From 1969 to 1997, Dr. Austen was Chief of the Surgical Services at Massachusetts General Hospital. Dr. Austen is the former President of the American College of Surgeons, the American Association for Thoracic Surgery, the American Surgical Association and the Massachusetts and American Heart Associations. Dr. Austen is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Academy of Arts and Sciences, a life member of the corporation of the Massachusetts Institute of Technology and Chairman of the Board of Trustees of the John S. and James L. Knight Foundation.

         MR. PAUL B. FIREMAN has served as a Director of the Company since 1987. Mr. Fireman has served as Chief Executive Officer and as a Director of Reebok International Ltd., which he founded, from 1979 to the present. He has served as Reebok's Chairman of the Board of Directors from 1985 to the present. He has also served as Reebok's President from 1989 to the present, after initially serving as President from 1979 to 1987. Mr. Fireman has served as the Chairman of the Entrepreneurial Advisory Board of Babson College since 1995.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held seven meetings during the fiscal year ended March 31, 2002 and acted once by written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member held during such fiscal year.

         The Board of Directors has an Executive Committee, which is currently composed of David M. Lederman, Desmond H. O'Connell, Jr. and Paul B. Fireman. The Executive Committee has, and may exercise, all the powers and authority of the Board of Directors, except those which by law may not be delegated to it by the Board of Directors. The Executive Committee did not act during the fiscal year ended March 31, 2002.

         The Board of Directors has an Audit Committee, which is currently composed of W. Gerald Austen, John F. O'Brien and Desmond H. O'Connell, Jr. The responsibilities of the Audit Committee are detailed in the Company's AUDIT COMMITTEE CHARTER, adopted in May 2000. These responsibilities include recommending to the Board of Directors the engagement of the independent auditors, reviewing the adequacy and effectiveness of accounting and financial controls, reviewing the Company's financial reporting practices, meeting with the Company's auditors to review the results of the annual audit and quarterly reviews and reviewing the implementation by management of recommendations made by the independent auditors. The Audit Committee met three times during the fiscal year ended March 31, 2002 and acted once by written consent.

         The Company has a Compensation Committee, which is currently composed of Paul B. Fireman, John F. O'Brien and Henri A. Termeer. The functions of the Compensation Committee include establishing the compensation and bonuses of executive officers, determining the persons to whom both incentive stock options and non-qualified stock options will be granted and adopting rules and making other determinations with respect to the administration of the 1992 Combination Stock Option Plan (the "Combination Plan"), the Employee Stock Purchase

Plan, the ABIOMED Retirement Savings Plan (401(k) Plan), the 1998 Equity Incentive Plan and the 2000 Stock Incentive Plan. During the fiscal year ended March 31, 2002, the Compensation Committee held two meetings.

         The Company has a Nominating Committee, which is currently composed of Henri A. Termeer, W. Gerald Austen and Desmond H. O'Connell, Jr. The nominating committee is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors and recommending to the Board of Directors the election of directors of the Company. Stockholders may make nominations for the election of directors by delivering notice in writing to the secretary of the Company not less than 45 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors. The Nominating Committee did not meet during the fiscal year ended March 31, 2002.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

         The following table sets forth certain information as of July 1, 2002 with respect to the beneficial ownership of the Company's Common Stock of each director and nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," below, all directors and current executive officers of the Company as a group, and each person known by the Company to be the beneficial owner of five percent or more of the Company's common stock. This information is based upon information received from or on behalf of the individuals named therein.

                                                                         SHARES OF STOCK
NAME                                                                 BENEFICIALLY OWNED (1)       PERCENT OF CLASS
----                                                                 ----------------------       ----------------
Dr. David M. Lederman (2)(3).................................              2,327,250                    11.1%
  c/o ABIOMED, Inc.
  22 Cherry Hill Drive
  Danvers, MA  01923
Genzyme Corporation..........................................              2,307,692                    11.0%
  One Kendall Square
  Cambridge, MA 02139
Dr. W. Gerald Austen (3).....................................                 78,200                      *
Paul B. Fireman (3)..........................................                430,155                     2.0%
John F. O'Brien (3)..........................................                194,887                      *
Desmond H. O'Connell, Jr. (3)................................                 87,887                      *
Henri A. Termeer (3)(4)......................................              2,397,243                    11.4%
William J. Bolt (3)..........................................                151,000                      *
Dr. Robert T.V. Kung (3)(5)..................................                489,228                     2.3%
Eugene D. Rabe (3)...........................................                186,250                      *
John F. Thero (3)............................................                195,562                      *
All Current Executive Officers and Directors.................              6,537,662                    29.5%
  As a group (10 persons)  (2)(3)(4)(5)

--------------------

*        Less than 1%.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

(2) Includes 1,141,196 shares held by the wife of Dr. Lederman, as to which Dr. Lederman disclaims beneficial ownership.

(3) Includes the following shares subject to currently exercisable options (includes options that will become exercisable within 60 days of July 1, 2002): Dr. Lederman--95,000; Dr. Austen--55,000; Mr.
         Fireman--60,000; Mr. O'Brien--60,000; Mr. O'Connell--45,000; Mr.
         Termeer--60,000; Mr. Bolt--151,000; Dr. Kung--277,000; Mr.
         Rabe--186,250; and Mr. Thero--191,872.

(4) Includes 2,307,692 shares held by Genzyme Corporation, as to which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is the Chief Executive Officer of Genzyme.

(5) Includes 108,200 shares held by the wife of Dr. Kung and 104,028 shares held in trust for the benefit of certain relatives of Dr. Kung, as to which Dr. Kung disclaims beneficial ownership.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation during the last three fiscal years of (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last fiscal year, whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "named executive officers").

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                      ANNUAL COMPENSATION                      AWARDS
                                                      -------------------                   -----------
                                                                                  OTHER      SECURITIES
                                                                                  ANNUAL     UNDERLYING      ALL OTHER
                                 FISCAL YEAR        SALARY           BONUS     COMPENSATION    OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION      ENDED 3/31           ($)             ($)          ($)           (#)           ($)(1)
---------------------------      ----------       ----------      ----------    ----------    ---------     ------------
Dr. David M. Lederman......         2002          $300,000        $137,500(2)       --         50,000         $ 37,619
  Chairman of the Board,            2001           300,000         100,000          --        100,000           36,444
  President and Chief               2000           281,250         200,000          --        130,000           35,058
  Executive Officer

Dr. Robert T.V. Kung.......         2002          $195,000        $ 50,000          --         20,000         $ 11,337
  Senior Vice President -           2001           186,250         200,000          --         40,000            9,000
  Research and Chief                2000           172,500          87,500          --         20,000            5,894
  Scientific Officer

Eugene D. Rabe.............         2002          $177,500        $ 20,000          --         20,000           $6,369
  Senior Vice President -           2001           167,500         100,000          --         40,000            5,544
  Chief Sales Officer               2000           155,000          90,000          --         30,000            4,145

John F. Thero..............         2002          $195,000        $ 20,000          --         20,000           $6,296
  Senior Vice President -           2001           182,500         100,000          --         50,000            5,471
  Chief Financial Officer           2000           155,000         100,000          --         40,000            3,947
  and Treasurer

William J. Bolt............         2002          $167,500        $ 30,000          --         25,000           $6,293
  Senior Vice President -           2001           155,000         100,000          --         40,000            5,399
  Product Engineering               2000           137,500          65,000          --         20,000            3,592

--------------------

(1) Includes for the fiscal year ended March 31, 2002 (a) the following matching contributions to the ABIOMED Retirement Savings Plan for fiscal 2002: Dr. Lederman - $1,500; Dr. Kung - $1,500; Mr. Rabe - $1,500; Mr. Thero - $1,500; and Mr. Bolt - $1,500; (b) the following profit sharing allocations under the ABIOMED Retirement Savings Plan contributions paid in fiscal 2002, subject to applicable vesting based on years of service: Dr. Lederman - $3,640; Dr. Kung - $3,640; Mr. Rabe
         - $3,640; Mr. Thero - $3,640; and Mr. Bolt - $3,640; (c) the following life insurance premiums paid for term life insurance in excess of $50,000 in fiscal 2002: Dr. Lederman - $30,239; Dr. Kung - $1,812; Mr.
         Rabe - $564; Mr. Thero - $421; and Mr. Bolt - $526; (d) the following long-term disability insurance premiums for fiscal 2002: Dr. Lederman - $1,140; Dr. Kung - $735; Mr. Rabe - $665; Mr. Thero - $735; and Mr.
         Bolt - $627; and (e) the following awards paid in fiscal 2002 in connection with newly issued patents: Dr. Lederman - $1,100 and Dr. Kung - $3,650.

(2) $100,000 of the bonus paid to Dr. Lederman during fiscal 2002 represents an amount deferred at his request from the amount that would have been paid, and was provided for, in fiscal 2001. At the request of Dr. Lederman, the compensation committee had deferred Dr. Lederman's receipt of a portion of his bonus until the first patient participating in the AbioCor clinical trials had survived for more than sixty days after receipt of the AbioCor. The bonus granted to Dr. Lederman for fiscal 2002 also includes $37,500 granted to Dr. Lederman for his performance during the past year.

         The following tables set forth certain information with respect to option grants and exercises to the named executive officers.

                                            OPTION GRANTS IN LAST FISCAL YEAR
                                            ---------------------------------


                                                      INDIVIDUAL GRANTS
                                --------------------------------------------------------      POTENTIAL REALIZABLE
                                   NUMBER OF       % OF TOTAL                                    VALUE AT ASSUMED
                                   SECURITIES        OPTIONS                                  ANNUAL RATES OF STOCK
                                   UNDERLYING       GRANTED TO     EXERCISE                   PRICE APPRECIATION FOR
                                OPTIONS GRANTED    EMPLOYEES IN     PRICE      EXPIRATION          OPTION TERM(2)
NAME                                 (#)(1)        FISCAL YEAR      ($/SH)        DATE         5%($)         10%($)
----                            ---------------    ------------   ----------   -----------     -----         ------
Dr. David M. Lederman.......         50,000            13.3%        $24.120      06/22/11    $758,447      $1,922,053

Dr. Robert T.V. Kung........         20,000             5.3%        $24.120      06/22/11    $303,379      $  768,821

Eugene D. Rabe..............         20,000             5.3%        $24.120      06/22/11    $303,379      $  768,821

John F. Thero...............         20,000             5.3%        $24.120      06/22/11    $303,379      $  768,821

William J. Bolt.............         25,000             6.6%        $24.120      06/22/11    $379,223      $  961,027

--------------------

(1) The options granted to Dr. Lederman, Dr. Kung, Mr. Rabe, Mr. Thero and Mr. Bolt were granted under the 2000 Stock Incentive Plan and become exercisable in three annual installments of 30%, 30% and 40% commencing two years from the date of grant such that they will be fully exercisable four years after the date of grant.

(2) The assumed rates are compounded annually for the full term of the options.


                                      AGGREGATED OPTION EXERCISES IN LAST
                                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
                                 ---------------------------------------------

                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                         SHARES                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                        ACQUIRED                        OPTIONS AT 3/31/02            OPTIONS AT 3/31/02
                                       ON EXERCISE   VALUE REALIZED  EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                                       (#)           ($)                    (#)                         ($)(1)
----                                   -----------   --------------  -------------------------    -------------------------
Dr. David M. Lederman............          --             --              32,500/247,500              $133,250/$399,750
Dr. Robert T.V. Kung.............        30,000        $205,500           246,500/96,500            $1,415,212/$160,883
Eugene D. Rabe...................          --             --             152,750/102,250              $835,768/$187,738
John F. Thero....................         3,600        $ 42,966          152,372/120,500              $822,499/$222,651
William J. Bolt..................         5,000        $ 34,000           133,000/79,000               $816,209/$61,768

--------------------

(1) Based upon the $11.100 closing price of the Company's Common Stock on March 28, 2002 on the Nasdaq National Market minus the respective option exercise price.

EQUITY COMPENSATION PLANS

         The following table provides information as of March 31, 2002 regarding securities authorized for issuance under the Company's equity compensation plans, including individual compensation arrangements. The equity compensation plans of the Company include the 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, the 1992 Combination Stock Option Plan, the 1998 Equity Incentive Plan, the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan. All of these equity compensation plans have been approved by the Company's stockholders.

                      EQUITY COMPENSATION PLAN INFORMATION
                      ------------------------------------

                                                                  WEIGHTED-AVERAGE       NUMBER OF SHARES
                                        NUMBER OF SHARES TO BE   EXERCISE PRICE OF     REMAINING FOR FUTURE
                                       ISSUED UPON EXERCISE OF      OUTSTANDING       ISSUANCE UNDER EQUITY
            PLAN CATEGORY                OUTSTANDING OPTIONS          OPTIONS           COMPENSATION PLANS
            -------------              -----------------------   -----------------    ---------------------
Equity compensation plans
approved by stockholders:

   Stock option plans (1)                       2,810,637          $10.09               1,649,396
   Employee Stock Purchase Plan                        --                                 100,518

Equity compensation plans not
approved by stockholders                               --                                      --
                                              -----------                            ------------

Total                                           2,810,637                               1,749,914
                                              ===========                            ============

--------------------

(1) Our 1992 Combination Stock Option Plan authorizes the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, performance share awards, restricted stock awards and stock unit awards. On March 31, 2002, there were 355,996 shares of common stock available for future grants under the 1992 Combination Stock Option Plan all of which expired on May 1, 2002. Our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors authorizes the issuance of nonqualified stock options to non-employee Directors. On March 31, 2002, there were 55,000 shares of common stock available for future grants under the 1989 Non-Qualified Stock Option Plan for Non-Employee Directors. Our 1998 Equity Incentive Plan authorizes the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, performance share awards, restricted stock awards and stock unit awards. On March 31, 2002, there were 138,100 shares of common stock available for future grants under the 1998 Equity Incentive Plan. Our 2000 Stock Incentive Plan authorizes the issuance of incentive stock options, nonqualified stock options, restricted stock awards, unrestricted stock awards, stock appreciation rights and performance share awards. On March 31, 2002, there were 1,100,300 shares of common stock available for future grants under the 2000 Stock Incentive Plan.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive an annual retainer of $15,000 or an equivalent value of the Company's Common Stock, at the individual's option, and $1,000 for attendance at each meeting of the Board of Directors or a committee thereof or consultation at the offices of the Company.

         The Company has a 1989 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Under the Directors Plan, options to purchase Common Stock are granted to directors of the Company who are not employees of the Company and who do not own or are not affiliated with any person who owns, directly or indirectly, more than fifteen percent (15%) of the Company's outstanding voting stock (the "Eligible Directors"). The Current Eligible Directors, are Dr. Austen and Messrs. Fireman, O'Brien, Termeer and O'Connell. Each of these Eligible Directors was granted 5,000 options under the Directors Plan on August 8, 2001. These granted options have an exercise price of $18.40 per share and vest fully on August 8, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Compensation Committee consists of Paul B. Fireman, John F. O'Brien and Henri A. Termeer. No member of the Compensation Committee is a former or current officer or employee of the Company. Dr. Lederman, while not a member of the Compensation Committee, makes recommendations to the Compensation Committee regarding executive officer compensation, including the awards of stock options, and often participates in the Committee's deliberations but does not vote on such matters. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The primary objectives of the Compensation Committee in developing executive compensation policies are to attract and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company. The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees.

         In setting overall compensation for the last fiscal year, the Compensation Committee reviewed the recommendations of the Chief Executive Officer and strove to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon the Company's stock option plans and a bonus program to provide significant performance incentives.

         The Company maintains an informal bonus plan for its executive officers. Under the bonus plan, a bonus was determined for each executive officer (other than the Chief Executive Officer) based on Company performance and achievement of certain objective and subjective goals and the Chief Executive Officer's evaluation of the individual's performance. The goals established for each executive officer varies depending upon the responsibilities of the officer, and include goals based upon operating results, product development or regulatory milestones and the cost of achieving those milestones, and the achievement of certain sales objectives. Certain of the executive officers' goals, including certain of the Chief Executive Officer's goals, have milestones that do not directly correspond in timing with the Company's fiscal year-end and certain of the goals are measured in intervals of greater than one year. Accordingly, bonus amounts for which executive officers are eligible can vary from fiscal year to fiscal year. In granting these bonuses, the Committee gave substantial weight to and followed the Chief Executive Officer's recommendations.

         Each of the executives is eligible to receive grants of options under the Combination Plan, 1998 Equity Incentive Plan and 2000 Stock Incentive Plan. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by the Chief Executive Officer based upon the officer's position of responsibility and anticipated contribution to the Company, the number of shares of Common Stock subject to options held or previously granted to the officer and the individual performance of the officer.

         For the fiscal year ended March 31, 2002, Dr. Lederman, the Chief Executive Officer of the Company, received a base salary of $300,000 and a bonus of $137,500. Of this amount, $100,000 of the bonus paid to Dr. Lederman during fiscal 2002 represents an amount deferred at his request from the amount that would have been paid, and was provided for, in fiscal 2001. At the request of Dr. Lederman, the Compensation Committee had deferred Dr. Lederman's receipt of a portion of his bonus until the first patient participating in the AbioCor clinical trials had survived for more than sixty days after receipt of the AbioCor. Dr. Lederman's base salary and bonus was determined by the Compensation Committee based upon review of industry references and Dr. Lederman's recommendation to keep his base salary at that level, notwithstanding the Compensation Committee's belief that this base salary and bonus were low compared to his responsibilities, importance and contributions to the Company.

                                            Compensation Committee

                                               Paul B. Fireman
                                               John F. O'Brien
                                               Henri A. Termeer

REPORT OF THE AUDIT COMMITTEE

         All three directors who are members of the Audit Committee are "independent" of the Company and management, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

         In fulfilling its responsibilities, the Audit Committee conferred with PricewaterhouseCoopers LLP ("PWC"), the Company's independent auditors for the fiscal year ended March 31, 2002, the overall scope and plans for PWC's audit of the Company's financial statements for the fiscal year ended March 31, 2002.

         The Audit Committee reviewed the Company's audited financial statements with management and PWC. The Audit Committee discussed with PWC the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of PWC's judgments as to the quality, not just the acceptability, of the Company's reporting mechanisms and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with PWC, as well as other matters related to PWC's independence from management and the Company.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission.

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included with the Company's filing of its Proxy Statement with the Securities and Exchange Commission dated July 9, 2001. In conjunction with its review of the Company's audited financial results, the Audit Committee reviewed this charter and determined that no modification was necessary.

                                            Audit Committee

                                               W. Gerald Austen
                                               John F. O'Brien
                                               Desmond H. O'Connell, Jr.



PERFORMANCE GRAPH

         The following graph compares the yearly change in the cumulative total stockholder return for the Company's last five full fiscal years, based upon the market price of the Company's Common Stock, with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stocks-SIC Group Code 384 for that period. The performance graph assumes the investment of $100 on March 31, 1997 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stocks--SIC Group Code 384, and the reinvestment of any and all dividends.

              COMPARISON OF FIVE YEAR -- CUMULATIVE TOTAL RETURNS
                      PERFORMANCE GRAPH FOR ABIOMED, INC.
     (ASSUMES $100 INVESTED ON LAST DAY OF MARCH 1997 AND THE REINVESTMENT
                               OF ALL DIVIDENDS.)


                 03/31/97         03/31/98       03/31/99       03/31/00       03/31/01       03/31/02
ABIOMED, Inc.      100              129            106            345            268             189

Nasdaq
(U.S. Companies)   100              152            205            381            152             153

Peer Index
(SIC 3840-3849)    100              134            144            190            144             182


OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

       On June 6, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP, and engaged PWC as its new independent auditors. The change in auditors became effective on June 6, 2002. This determination followed the Company's decision to seek proposals from independent accountants to audit its financial statements, and was unanimously approved by the Board of Directors upon the recommendation of the Audit Committee. PWC was engaged to audit the Company's financial statements for the fiscal year ending March 31, 2002.

      The Board of Directors has not yet selected an independent accountant to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2003. At an upcoming meeting, the Audit Committee will recommend to the Board the selection of the Company's independent auditor for the current fiscal year.

      The audit report of Arthur Andersen on the Company's financial statements for the fiscal years ended March 31, 2001 and 2000 and the audit report of PWC on the Company's financial statements for the fiscal year ended March 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the three most recent fiscal years ended March 31, 2002, and the subsequent interim period through June 6, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within the two most recent fiscal years ended March 31, 2002, or within the interim period through June 6, 2002.

      During the two most recent fiscal years ended March 31, 2002, and the subsequent interim period through June 6, 2002, the Company did not consult with PWC regarding any of the matters or events set forth in Item 304(a)(2)(i) and
(ii) of Regulation S-K.

         A representative of PWC will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire. We do not expect any representative of Arthur Andersen to be present at the Annual Meeting.

AUDIT AND RELATED FEES

         During the fiscal year ended March 31, 2002, Arthur Andersen provided services to the Company in the following categories and amounts:

         DESCRIPTION                                                              AMOUNT
         -----------                                                              ------
         Audit and Review Service Fees                                            $ 46,500
         Tax Return Preparation Fees                                              $ 66,800
         Financial Information Systems Designs and Implementation Fees            $     --
         All Other Fees                                                           $     --

         The above amounts excluded audit fees and tax return preparation fees for work performed by PWC after March 31, 2002, including fees for the audit of the Company's financial results for the three years ended March 31, 2002 and related tax return preparation which fees are estimated to be $650,000 and $40,000, respectively. The Company expects to be billed for these services during its ongoing fiscal year. PWC has not performed services for the Company other than audit services and tax return preparation services. The Audit Committee has determined that PWC's services to the Company were at all times compatible with that firm's independence.

REPORTING UNDER SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and furnish the Company with copies of such Forms.

         Based solely upon review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the fiscal year ended March 31, 2002 and on written representations from certain reporting persons that were not required to file Forms 5 with respect to the Company's most recent fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

OTHER PROPOSED ACTION

         The Board of Directors knows of no other business to come before the Meeting. However, if any other business should properly be presented to the Meeting, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies.

STOCKHOLDER PROPOSALS

         Proposals which stockholders intend to present at the Company's 2003 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than March 17, 2003.

         Any stockholder proposal to be considered at the Company's 2003 Annual Meeting of Stockholders, but not included in the proxy materials, must be submitted in writing by May 30, 2003, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal.

INCORPORATION BY REFERENCE

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graphs" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT AND FORM 10-K

      ADDITIONAL COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2002 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS, ABIOMED, INC., 22 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS 01923.

-------------------------------------------------------------------------------

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 ABIOMED, INC.
                                     PROXY
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH PROPOSAL

      The undersigned, revoking all prior proxies, hereby appoints John F. Thero and Charles B. Haaser, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of ABIOMED, Inc. which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of ABIOMED, Inc., to be held on November 5, 2002, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                              SIDE

       (Please fill in the reverse side and mail in enclosed envelope)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                                ABIOMED, INC.

                              NOVEMBER 5, 2002



               Please Detach and Mail in the Envelope Provided


A  [X]  Please mark your
        vote as in this
        example.

1. Election of
   Class 1 Directors:       FOR all nomineess        WITHHOLD
                             listed at right         AUTHORITY
                          (except as marked to      to vote for
                              the contrary)         all nominees

NOMINEES:
(01)  David M. Lederman
(02)  Desmond H. O'Connell, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

______________________________________________


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY OF THE PROPOSALS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.


                        MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT  [  ]

                        Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.



Signature:_______________ Date:________ Signature:_______________ Date:________

NOTE: Please sign exactly as name(s) appears on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign in full partnership name by an authorized partner or other person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.